UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OSI SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0238801
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12525 Chadron Avenue Hawthorne, California	90250
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name and exchange on which each class is to be registered
Preferred Share Purchase Rights	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 000-23125

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The undersigned registrant hereby amends, as set forth below, the Registration Statement on Form 8-A filed by the registrant with the Securities and Exchange Commission on August 1, 2000, as amended by Amendment No. 1 to Form 8-A filed with the Securities and Exchange Commission on December 23, 2004 and Amendment No. 2 to Form 8-A filed with the Securities and Exchange Commission on February 4, 2009.

ITEM 1.	Description of Registrant’s Securities to be Registered.

In connection with the change of the Company’s domicile from California to Delaware, the Company’s Board of Directors resolved to terminate the Rights Agreement originally dated July 31, 2000, by and between the Company and StockTrans, Inc., as amended (the “Rights Agreement”), effective upon the effectiveness of the reincorporation. On March 5, 2010, the Company entered into an amendment to the Rights Agreement, which is attached hereto as Exhibit 4.2, to accelerate the Final Expiration Date (as defined in the Rights Agreement) from July 31, 2018, to March 5, 2010. As a result of the amendment, the Rights (as defined in the Rights Agreement) expired and the Rights Agreement terminated on March 5, 2010.

ITEM 2.	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1	Rights Agreement, dated as of July 31, 2000, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on August 1, 2000).

4.2	First Amendment to Rights Agreement, dated as of December 21, 2004, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Form 8-A filed on December 23, 2004).

4.3	Amendment No. 2 to Rights Agreement, dated as of January 30, 2009, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 2 to Form 8-A filed on February 4, 2009).

4.4	Amendment No. 3 to Rights Agreement, dated as of March 5, 2010, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 8, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

OSI SYSTEMS, INC.

Date:	March 8, 2010

By:	/s/ VICTOR SZE
Victor Sze
Executive Vice President & General Counsel

OSI SYSTEMS, INC.

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Rights Agreement, dated as of July 31, 2000, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on August 1, 2000).

4.2	First Amendment to Rights Agreement, dated as of December 21, 2004, by and between OSI Systems, Inc. and U.S. Stock Transfer Corporation, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No. 1 to Form 8-A filed on December 23, 2004).

4.3	Amendment No. 2 to Rights Agreement, dated as of January 30, 2009, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No. 2 to Form 8-A filed on February 4, 2009).

4.4	Amendment No. 3 to Rights Agreement, dated as of March 5, 2010, by and between OSI Systems, Inc. and StockTrans, Inc. as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on March 8, 2010).